UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2004

SELECT MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	000-32499 (Commission File Number)	23-2872718 (I.R.S. Employer Identification No.)

4716 Old Gettysburg Road, P.O. Box 2034, Mechanicsburg, PA 17055

(Address of principal executive offices) (Zip Code)

(717) 972-1100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
SELECT MEDICAL CORPORATION PRESS RELEASE
AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT
AMENDMENT NO. 4 TO EMPLOYMENT AGREEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (c) Appointment of Principal Officers.

          On December 14, 2004, Select Medical Corporation (“Select”) announced the appointment of Patricia A. Rice, 57, to the additional post of President effective on January 1, 2005. She succeeds Robert A. Ortenzio, who will remain Chief Executive Officer of Select and a member of Select’s Board of Directors. The current employment agreements of Mrs. Rice and Mr. Ortenzio, as amended to reflect their new positions, will remain in full force and effect. The press release announcing the appointment of Mrs. Rice, the amendment to Mrs. Rice’s employment agreement and the amendment to Mr. Ortenzio’s employment agreement are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits.

Exhibit No.	Description
99.1	Select Medical Corporation press release, dated December 14, 2004.
99.2	Amendment No. 3 dated as of December 10, 2004 to Employment Agreement dated as of March 1, 2000 between Select Medical Corporation and Patricia A. Rice.
99.3	Amendment No. 4 dated as of December 10, 2004 to Employment Agreement dated as of March 1, 2000 between Select Medical Corporation and Robert A. Ortenzio.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SELECT MEDICAL CORPORATION
Date: December 15, 2004	By:	/s/ Michael E. Tarvin
Michael E. Tarvin
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Select Medical Corporation press release, dated December 14, 2004.
99.2	Amendment No. 3 dated as of December 10, 2004 to Employment Agreement dated as of March 1, 2000 between Select Medical Corporation and Patricia A. Rice.
99.3	Amendment No. 4 dated as of December 10, 2004 to Employment Agreement dated as of March 1, 2000 between Select Medical Corporation and Robert A. Ortenzio.